Exhibit 99.1

Cascade Microtech Reports First Quarter 2016 Results

Revenue of $34.8 million

Record Gross Margin of 59.4%

Income from Operations of $2.9 million

GAAP EPS of $0.12 / share

Non-GAAP EPS of $0.20 / share

Adjusted EBITDAS of $6.6 million

BEAVERTON, Ore.—(MARKETWIRE) — April 26, 2016 —Cascade Microtech, Inc. (NASDAQ:CSCD) today reported financial results for the first quarter ended March 31, 2016.

Financial Summary

Results for the quarter ended March 31, 2016 were as follows:

•	Total revenue of $34.8 million, compared to $40.4 million for Q4 2015 and $31.7 million for Q1 2015.

–	Q1 2016 represents record revenue for the first quarter of a fiscal year.

–	Systems revenue of $17.6 million, a seasonal decrease of $4.1 million, or 19.1%, compared to Q4 2015, and an increase of $0.1 million, or 0.5%, compared to Q1 2015.

–	Probes revenue of $17.2 million, a decrease of $1.5 million, or 7.9%, compared to Q4 2015 and an increase of $3.0 million, or 20.9%, compared to Q1 2015.

•	Gross margin of 59.4%, up from 56.3% in Q4 2015, and up from 53.6% in Q1 2015.

–	Q1 2016 sets a new record for gross margin overall and for each segment due primarily to favorable product mix.

–	Systems gross margin of 52.9%, up from 49.8% in Q4 2015, and up from 48.6% in Q1 2015.

–	Probes gross margin of 66.1%, up from 63.9% in Q4 2015, and up from 59.8% in Q1 2015.

•	Research and development expense of $5.1 million, an increase of $0.4 million, or 8.1%, compared to Q4 2015 and an increase of $1.5 million, or 39.9%, compared to Q1 2015.

•	Selling, general and administrative expense of $12.7 million, an increase of $1.2 million, or 10.3%, compared to Q4 2015, and an increase of $2.1 million, or 20.0%, compared to Q1 2015.

–	Q1 2016 includes acquisition-related costs of $1.5 million.

•	Income from operations of $2.9 million, a decrease of $3.7 million, or 56.0%, compared to Q4 2015, and an increase of $0.1 million, or 2.8%, compared to Q1 2015.

•	GAAP net income of $2.0 million, or $0.12 per diluted share, compared to $4.2 million, or $0.25 per diluted share, for Q4 2015, and $2.2 million, or $0.13 per diluted share, for Q1 2015.

•	Non-GAAP net income of $3.2 million, or $0.20 per diluted share, compared to $4.5 million, or $0.28 per diluted share, for Q4 2015, and $2.5 million, or $0.15 per diluted share, for Q1 2015.

–	Non-GAAP net income for Q1 2016 excludes acquisition-related costs of $1.5 million.

•	Depreciation, amortization and stock-based compensation expenses totaled $2.2 million, compared to $2.3 million for Q4 2015, and $2.0 million for Q1 2015.

•	Adjusted EBITDAS of $6.6 million, compared to $8.8 million for Q4 2015, and $4.9 million for Q1 2015.

–	Q1 2016 represents record adjusted EBITDAS for the first quarter of a fiscal year.

•	The Q1 2016 book-to-bill ratio of 0.95 to 1 resulted in a March 31 backlog of $41.7 million, an increase of 22.2% compared to Q1 2015, driven by both reporting segments.

•	Total cash and investments at March 31 were $38.5 million, an increase of $2.7 million over Q4 2015.

•	For further details, please refer to the supplemental financials in the investor section of our website at www.cascademicro.com/investors.

“We are pleased to report that the pending acquisition by FormFactor is progressing as planned. We are also very pleased with the strong start to 2016 as Cascade Microtech set quarterly revenue, gross margin, adjusted EBITDAS, and backlog records for a first quarter. Our continued financial success underscores the strength of our business model, achieving 33% growth in non-GAAP EPS with revenues up 10% and R&D investments up 40% over the same period,” said Michael Burger, President and CEO. “Our R&D investments are aligning well with our customers’ roadmaps. As an example, we shipped probe cards to multiple customers who are involved in 5G development programs. In addition, we experienced record design activity across our Probes segment. The growing demand for Cascade products and services, and strong backlog in both segments exiting Q1, indicate that we are growing faster than our served markets and we are well positioned for Q2 and beyond.”

Financial Outlook

When viewing Cascade Microtech on a standalone basis, for the second quarter of 2016 we are projecting revenue in the range of $38.0 million to $42.0 million, with diluted GAAP earnings per share in the range of $0.18 to $0.24, and non-GAAP diluted earnings per share in the range of $0.20 to $0.26. Our guidance assumes a tax rate of 33%, consistent foreign currency exchange rates and no significant one-time charges. No acquisition-related costs are included in this financial outlook.

In light of the pending acquisition of Cascade Microtech by FormFactor, Inc., we will not hold a conference call to discuss these results.

Forward-Looking Statements

The statements in this release regarding our continued financial improvement and business model, our expectations relating to investment in new product development and positioning for continued success in 2016 and statements under “Financial Outlook” regarding projected revenue, GAAP earnings per share, and non-GAAP earnings per share and assumptions supporting those projections, and other statements identified by terminology such as “will,” “should,” “expects,” “estimates,” “predicts,” and “continue” or other derivations of these or other comparable terms are “forward-looking” statements within the meaning of the Securities Litigation Reform act of 1995. Such statements are based on current expectations, estimates and projections about the Company’s business based in part on assumptions made by management. These statements are not guarantees of future performance and involve risks and uncertainties that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements due to numerous factors, including: changes in demand for the Company’s products; changes in product mix; potential delays and other factors affecting the timing of new product introductions; the timing of shipments and customer orders; constraints on supplies of components; excess or shortage of production capacity; potential failure of expected market opportunities to materialize; changes in foreign exchange rates; our ability or delay in integrating acquired businesses; transaction expenses; and other risks discussed from time to time in the Company’s Securities and Exchange Commission filings and reports, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2015. In addition, such statements could be affected by general industry and market conditions and growth rates and general domestic and international economic conditions. Such forward-looking statements speak only as of the date on which they are made and the Company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this release.

Non-GAAP Financial Measures

In addition to disclosing financial results calculated in accordance with U.S. generally accepted accounting principles (GAAP), the Company’s earnings release contains non-GAAP financial measures, which are defined below and reconciled to GAAP financial measures in a table later in this release:

•	Non-GAAP net income is defined as GAAP net income before certain items (adjustments) such as restructuring, facility move and project costs, acquisition-related expenses, the amortization of intangibles and discrete tax items that we believe are either not representative of our ongoing operating performance or effect the comparability of results over time. Non-GAAP net income should not be construed as a substitute for net income as defined by GAAP. However, we regard non-GAAP net income as a complement to GAAP net income in assessing our financial performance over time and in the future.

•	Adjusted EBITDAS is defined as income from continuing operations before depreciation and amortization and stock-based compensation and certain other items (adjustments) such as restructuring, facility move and project costs, and acquisition-related expenses that we believe are not representative of our ongoing operating performance. Adjusted EBITDAS should not be construed as a substitute for net income from continuing operations or net cash provided by (used in) operating activities (all as determined in accordance with GAAP) for the purpose of analyzing our operating performance, financial position and cash flows, as adjusted EBITDAS is not defined by GAAP. However, we regard adjusted EBITDAS as a complement to net income from continuing operations and other GAAP financial performance measures, by including an indirect measure of operating cash flow.

About Cascade Microtech, Inc.

Cascade Microtech, Inc. (NASDAQ: CSCD) is a worldwide leader in precision contact, electrical measurement and test of integrated circuits (ICs), optical devices and other small structures. For technology businesses and scientific institutions that need to evaluate small structures, Cascade Microtech delivers access to electrical data from wafers, ICs, IC packages, circuit boards and modules, MEMS, 3D TSV, LED devices and more. Cascade Microtech’s leading-edge stations, probes, probe cards, advanced thermal subsystems and integrated systems deliver precision accuracy and superior performance both in the lab and during production manufacturing of high-speed and high-density semiconductor chips. For more information, visit www.cascademicrotech.com.

FOR MORE INFORMATION, CONTACT:

Jeff A. Killian

Cascade Microtech, Inc.

(503) 601-1280

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CASCADE MICROTECH, INC.

AND SUBSIDIARIES

Condensed Consolidated Statements of Operations

(in thousands, except per share data)

(unaudited)

	Three Months Ended
	March 31,	December 31,	March 31,
	2016	2015	2015
Revenue	$34,803	$40,411	$31,742
Cost of sales	14,122	17,640	14,720

Gross profit	20,681	22,771	17,022
	59.4%	56.3%	53.6%
Operating expenses:
Research and development	5,144	4,757	3,676
Selling, general and administrative	12,660	11,474	10,547

	17,804	16,231	14,223

Income from operations	2,877	6,540	2,799
Other income (expense):
Interest income, net	11	7	(14)
Other, net	(87)	(293)	231

	(76)	(286)	217

Income before income taxes	2,801	6,254	3,016
Income tax expense	809	2,093	843

Net income	$1,992	$4,161	$2,173

			28.0%
Net income per share:
Basic	$0.13	$0.26	$0.13
Diluted	$0.12	$0.25	$0.13
Shares used in computing net income per share:
Basic	15,893	15,933	16,523
Diluted	16,516	16,517	17,037

CASCADE MICROTECH, INC.

AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	March 31,	December 31,
	2016	2015
Assets
Current assets:
Cash and cash equivalents	$34,905	$32,107
Marketable securities	3,560	3,658
Restricted cash	11	10
Accounts receivable, net	25,392	27,716
Inventories	25,402	23,229
Prepaid expenses and other	5,846	6,597

Total current assets	95,116	93,317
Fixed assets, net	13,326	12,256
Goodwill	12,069	11,592
Purchased intangible assets, net	8,920	9,143
Deferred income taxes	5,345	5,326
Other assets	697	677

	$135,473	$132,311

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	7,480	8,834
Deferred revenue	2,757	1,617
Accrued liabilities	8,418	8,488

Total current liabilities	18,655	18,939
Deferred revenue	519	555
Deferred income taxes	1,920	1,840
Other long-term liabilities	1,455	1,581

Total liabilities	22,549	22,915

Stockholders’ equity:
Common stock	103,775	103,354
Accumulated other comprehensive loss	(4,136)	(5,251)
Retained earnings	13,285	11,293

Total stockholders’ equity	112,924	109,396

	$135,473	$132,311

CASCADE MICROTECH, INC.

AND SUBSIDIARIES

Reconciliation of GAAP to Non-GAAP Financial Measures

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended
	March 31,	December 31,	March 31,
	2016	2015	2015
Non-GAAP Net Income
GAAP net income	$1,992	$4,161	$2,173
Adjustments to net income:
Restructuring	—	—	118
Acquisition and acquisition related	1,533	—	—
Amortization of intangibles	550	582	647
Income tax effect of non-GAAP adjustments	(687)	(195)	(253)
Discrete tax items	(148)	—	(154)

Non-GAAP net income	$3,240	$4,548	$2,531

GAAP net income per diluted share	$0.12	$0.25	$0.13

Non-GAAP net income per diluted share	$0.20	$0.28	$0.15

Shares used in diluted share calculations	16,516	16,517	17,037

	Three Months Ended
	March 31,	December 31,	March 31,
	2016	2015	2015
EBITDAS and Adjusted EBITDAS
GAAP Income from operations	$2,877	$6,540	$2,799
Adjustments:
Depreciation	912	852	750
Amortization of intangibles	550	582	647
Stock-based compensation	760	816	587

EBITDAS	5,099	8,790	4,783
Adjustments:
Restructuring	—	—	118
Acquisition and acquisition related	1,533	—	—

Adjusted EBITDAS	$6,632	$8,790	$4,901

	Three Months Ending June 30, 2016
	Low Range Guidance	High Range Guidance
Forward-looking non-GAAP net income
GAAP net income	$3,000	$4,000
Adjustments:
Amortization of intangibles	550	550
Income tax effect of non-GAAP adjustments	(182)	(182)

Non-GAAP net income	$3,368	$4,368

GAAP net income per diluted share	$0.18	$0.24

Non-GAAP net income per diluted share	$0.20	$0.26

Shares used in diluted share calculations	16,600	16,600